                                                                    Exhibit 11.1

                          Commemorative Brands, Inc.

               Statement Re: Computation of Per Share Earnings



                                                   Fiscal Year Ended                              Fourth Quarter Ended
                                     ----------------------------------------------  ----------------------------------------------
                                       August 28,      August 29,      August 30,      August 28,      August 29,      August 30,
                                          1999            1998            1997            1999            1998            1997
                                     --------------  --------------  --------------  --------------  --------------  --------------
                                                              (In thousands, except share and per share data)
Net loss to common stockholders       $    (5,392)    $    (5,837)    $    (9,717)    $    (8,248)    $    (8,290)    $    (4,432)
                                     --------------  --------------  --------------  --------------  --------------  --------------

Weighted average common shares
outstanding                               376,811         375,323         375,000         375,985         376,294         375,000
                                     --------------  --------------  --------------  --------------  --------------  --------------

Weighted average common and
common equivalent shares outstanding      376,811         375,323         375,000         375,985         376,294         375,000
                                     --------------  --------------  --------------  --------------  --------------  --------------

Basic loss per share                  $    (14.31)    $    (15.55)    $    (25.91)    $    (21.94)    $    (22.03)    $    (11.82)
                                     --------------  --------------  --------------  --------------  --------------  --------------
Diluted loss per share                $    (14.31)    $    (15.55)    $    (25.91)    $    (21.94)    $    (22.03)    $    (11.82)
                                     --------------  --------------  --------------  --------------  --------------  --------------

